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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The Williams 2001 Stock Plan of The Williams Companies, Inc. of our report dated February 28, 2001, except for the matters described in Note 3, as to which the date is April 23, 2001, with respect to the consolidated financial statements and schedules of The Williams Companies, Inc. included in its Current Report on Form 8-K filed with the Securities and Exchange Commission on May 22, 2001.


                                                           /s/ Ernst & Young LLP

Tulsa, Oklahoma
July 26, 2001